AMENDMENT NO. 2 TO CREDIT AGREEMENT AND WAIVER

This Amendment and Waiver (this "Amendment") is entered into as of May13, 2002, by and among Astec Industries, Inc., a Tennessee corporation ("Astec"), Astec Financial Services, Inc., a Tennessee corporation ("AFS" and together with Astec, the "Borrowers"), Bank One, NA, individually and as agent ("Agent"), and the other financial institutions signatory hereto.

RECITALS

A. The Borrowers, the Agent and the Lenders are party to that certain credit agreement, dated as of September 10, 2001 (as previously amended, the "Credit Agreement"). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.

B. The Borrower, the Agent and the undersigned Lenders wish to amend the Credit Agreement and waive certain provisions thereof on the terms and conditions set forth below.

Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

      Amendment to Credit Agreement. The Credit Agreement is hereby amended by:

        deleting in its entirety the chart found in the definition of "Applicable Margin" found in Article I of the Credit Agreement and replacing it with the following chart which shall be deemed effective as of March 31, 2002:

	Leverage Ratio	Eurodollar Advances	Floating Rate Advances	Letter of Credit Fee	Commitment Fee
Level 1	< 1.5:1.0	1.00%	0.00%	1.00%	0.25%
Level 2	1.5:1.0<X<2.0:1.0	1.125%	0.125%	1.125%	0.25%
Level 3	2.0:1.0<X<2.25:1.0	1.25%	0.25%	1.25%	0.25%
Level 4	2.25:1.0<X<2.5:1.0	1.375%	0.375%	1.375%	0.375%
Level 5	2.5:1.0<X<3.0:1.0	1.625%	0.625%	1.625%	0.375%
Level 6	3.0:1.0<X<3.5:1.0	2.25%	1.25%	2.25%	0.50%
Level 7	3.5:1.0<X<4.0:1.0	2.50%	1.50%	2.50%	0.50%
Level 8	4.0:1.0<X<4.5:1.0	2.75%	1.75%	2.75%	0.50%
Level 9	4.5:1.0<X<5.0	3.00%	2.00%	3.00%	0.50%
Level 10	>5.0	3.25%	2.25%	3.25%	0.50%

        inserting the words "and no Default has occurred and is continuing" in Section 8.4 of the Credit Agreement after the words "as of the end of two consecutive fiscal quarters".

        deleting the chart found in Section 6.21.1 and replacing it with the following:

Period	Leverage Ratio
Prior to and including March 31, 2002	5.25:1.0
April 1, 2002 through and including June 30, 2002	5.25:1.0
July 1, 2002 through and including September 30, 2002	4.50:1.0
October 1, 2002 through and including December 31, 2002	3.50:1.0
January 1, 2003 and thereafter	3.00:1.0

        and

        deleting the chart found in Section 6.21.4 and replacing it with the following:

Date	Fixed Charge Coverage Ratio
March 31, 2002	1.00:1.0
June 30, 2002	1.00:1.0
September 30, 2002	1.25:1.0
December 31, 2002 and the date of each fiscal quarter end thereafter	2.00:1.0

  Consent and Waiver. The Lenders hereby waive (a) any breach of Section 6.21.1 of the Credit Agreement arising solely out of the Leverage Ratio exceeding 5.25:1.0 as of March 31, 2002, and (b) any breach of Section 6.29 of the Credit Agreement arising out of the Credit Parties' and Collateral Agent's not entering into a security agreement with the Collateral Agent within 30 days of the effective date of the First Amendment to the Credit Agreement.

  Representations and Warranties of the Borrower. The Borrowers represent and warrant that:

        The execution, delivery and performance by the Borrowers of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of the Borrowers enforceable against the Borrowers in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally;

        Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof;

        After giving effect to this Amendment, no Default or Unmatured Default has occurred and is continuing.

        As of the date hereof, the Borrowers and each other applicable Credit Party have entered into a security agreement with the Collateral Agent in form and substance consistent with the requirements of Section 6.29 of the Credit Agreement and have delivered all related certificates, opinions and UCC financing statements as requested by the Collateral Agent.

  Effective Date. This Amendment shall become effective upon (a) the execution and delivery hereof by the Borrowers, the Agent and the Required Lenders (without respect to whether it has been executed and delivered by all the Lenders) (b) payment of the fee specified in Section 6(b) of this Amendment and (c) the execution and delivery by the Borrowers and the Majority Purchasers of an amendment to the Note Purchase Agreements and/or waiver of certain terms thereof in form and substance satisfactory to the Required Lenders (the "Effective Date").

  Reference to and Effect Upon the Credit Agreement.

        Except as specifically amended or waived above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

        The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

  Costs and Expenses.

        The Borrower hereby affirms its obligation under Section 9.7 of the Credit Agreement to reimburse the Agent for all reasonable costs, internal charges and out-of-pocket expenses paid or incurred by the Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the attorneys' fees and time charges of attorneys for the Agent with respect thereto.

        The Borrower hereby agrees that on the Effective Date, the Borrower shall pay to the Agent (a) an arrangement fee agreed upon separately by the Agent and the Borrowers and (b) (for the ratable benefit of the Lenders) an amendment fee of $125,000, which fees shall be deemed fully earned and non-refundable on the date hereof.

  GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING WITHOUT LIMITATION 735 ILCS SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

  Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

  Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

ASTEC INDUSTRIES, INC.
By: /s/ F. McKamy Hall
Print Name: F. McKamy Hall
Title: CFO, Vice President and Treasurer
Address: 4101 Jerome Avenue
Chattanooga, Tennessee 37407
Facsimile: (423) 867-4127
Telephone: (423) 867-4210
Attention: F. McKamy Hall

ASTEC FINANCIAL SERVICES, INC.
By: /s/ Albert E. Guth
Print Name: Albert E. Guth
Title: President
Address: 1725 Shepherd Road
Chattanooga, Tennessee 37421
Facsimile: (423) 899-4456
Telephone: (423) 899-5898
Attention: Albert E. Guth

BANK ONE, NA,
individually and as Agent
By: /s/ David T. McNeela
Print Name: David T. McNeela
Title: Vice President
Address: 1 Bank One Plaza
Chicago, Illinois 60670
Facsimile: (312) 732-5296
Telephone: (312) 732-5730
Attention: David T. McNeela

SUNTRUST BANK

By: /s/ Jim Sloan
Print Name: Jim Sloan
Title: Vice President
Address: 201 Fourth Avenue North
Nashville, Tennessee 37219
Facsimile: (615) 748-5269
Telephone: (615) 748-5745
Attention: Jim Sloan

AMSOUTH BANK

By: /s/ Tracy Brown
Print Name: Tracy Brown
Title:
Address: 601 Market Center
Chattanooga, Tennessee 37402
Facsimile: (423) 752-1558
Telephone: (423) 752-1535
Attention: Tracy Brown

BRANCH BANK & TRUST CO.

By: /s/ James Stallings
Print Name: James Stallings
Title:
Address: Corporate Accounts Division
P.O. Box 15008
Winston-Salem, North Carolina 27113
Facsimile: (336) 733-3254
Telephone: (336) 733-3251
Attention: James Stallings

FIRSTAR BANK

By: /s/ Russell Rogers
Print Name: Russell Rogers
Title:
Address: 150 Fourth Avenue North, 2d Floor
Nashville, Tennessee 37219
Facsimile: (615) 251-9247
Telephone: (615) 251-9280
Attention: Russell Rogers